UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

SERVICEMASTER GLOBAL HOLDINGS, INC.

THE SERVICEMASTER COMPANY, LLC

(Exact name of each registrant as specified in its charter)

Delaware Delaware	001-36507 001-14762	20-8738320 90-1036521
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This Current Report on Form 8-K furnishes specified estimated operating and financial information for ServiceMaster Global Holdings, Inc. (“we” or the “Company”) for the year and quarter ended December 31, 2014.

Expected Full-Year and Fourth Quarter 2014 Results

We expect full-year 2014 Adjusted EBITDA to be $554 million to $557 million and revenue to be $2,452 million to $2,457 million.  Accordingly, we expect fourth quarter 2014 Adjusted EBITDA to be $111 million to $114 million and revenue to be $572 million to $577 million. Our expected fourth quarter 2014 results benefitted from strong sales of new services (wildlife exclusion and crawlspace encapsulation) and increased sales of attic insulation at Terminix as well as the success of incremental marketing investments in our direct to consumer channel at American Home Shield.

The estimated full-year and fourth quarter 2014 results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties.  Such preliminary results are subject to the closing of the fourth quarter of 2014 and finalization of year-end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with GAAP. We caution you that the full-year and fourth quarter 2014 estimates of revenue and Adjusted EBITDA are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above.  Factors that could cause actual results to differ from those described above are set forth in “Risk Factors” and “Forward-Looking Statements” in our Registration Statement (the “Registration Statement”) on Form S-1 filed today and our other filings with the U.S. Securities and Exchange Commission.  You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Registration Statement.  Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the estimated results.

Adjusted EBITDA Description and Reconciliation.

We use Adjusted EBITDA to facilitate operating performance comparisons from period to period.  Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States of America, or “GAAP.”  Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity.  “Adjusted EBITDA” means net income (loss) before: income (loss) from discontinued operations, net of income taxes; provision (benefit) for income taxes; gain (loss) on extinguishment of debt; interest expense; depreciation and amortization expense; non-cash goodwill and trade name impairment; residual value guarantee charge; non-cash impairment of software and other related costs; non-cash impairment of property and equipment; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; consulting agreement termination fees; non-cash effects attributable to the application of purchase accounting and other non-operating expenses.

We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.  In addition, we exclude residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.

Adjusted EBITDA is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.  Some of these limitations are:

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•                  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•                  Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•                  Adjusted EBITDA does not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in our industries may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

The following table sets forth a reconciliation of our expected fourth quarter and full-year 2014 Adjusted EBITDA to expected fourth quarter and full-year 2014 net income (loss):

(In millions)	Three Months Ended December 31, 2014 (unaudited)	Year Ended December 31, 2014 (unaudited)
Expected Adjusted EBITDA	$111-$114	$554-$557
Depreciation expense	(11)	(48)
Amortization expense	(13)	(52)
Non-cash impairment of software and other related costs	—	(47)
Non-cash stock-based compensation expense	(3)	(8)
Restructuring charges	(4)	(11)
Management and consulting fees	—	(4)
Consulting agreement termination fees	—	(21)
Loss from discontinued operations, net of income taxes	(1)	(99)
Provision for income taxes	(14)-(16)	(40)-(42)
Loss on extinguishment of debt	—	(65)
Interest expense	(48)	(219)
Other	1	2
Expected Net Income (Loss)	$18-$19	$(58)-$(57)

Partial Redemption of 8% Notes

On January 16, 2015, The ServiceMaster Company, LLC (“SvM”) gave notice to redeem $190 million in aggregate principal amount of its 8% Senior Notes due 2020 (the “8% 2020 Notes”) at a redemption price of 106.0% of the principal amount thereof on February 17, 2015. SvM intends to fund the partial redemption using available cash. In connection with the partial redemption, we expect to record a loss on extinguishment of debt of approximately $13 million in the first quarter of 2015, which includes a pre-payment premium of $11 million and the write-off of approximately $2 million of debt issuance costs.  After giving effect to the partial redemption of the 8% 2020 Notes, as of December 31, 2014, our cash and cash equivalents and short- and long-term marketable securities totaled approximately $294 million.  We expect total net assets subject to third-party restrictions to be approximately $159 million at December 31, 2014.  As of December 31, 2014, we had approximately $164 million of available borrowing capacity under SvM’s revolving credit facility.

*     *    *

The information in Item 2.02 of this Current Report on Form 8-K is being “furnished” to comply with Item 2.02 of Form 8-K and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

January 22, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SERVICEMASTER COMPANY, LLC
(Registrant)

January 22, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer